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EXHIBIT 99(d)(1)-2

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

        This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "First Amendment"), dated as of December 13, 2002, is entered into by and among SCIENTIFIC GAMES INTERNATIONAL, INC., a company organized under the laws of the State of Delaware ("Parent"), BLUE SUEDE ACQUISITION CORP., a Delaware corporation and a wholly-owned indirect subsidiary of Parent ("Acquisition Sub"), and MDI ENTERTAINMENT, INC., a Delaware corporation (the "Company"). This First Amendment amends the Agreement and Plan of Merger (the "Agreement") dated November 19, 2002 among the parties. Except as provided in this First Amendment, capitalized terms used herein have the meanings ascribed to them in the Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

        1.    Section 4(C)(vi) of the Offer Conditions set forth on Appendix I to the Agreement is deleted and the following is substituted therefor:

    "(vi) a change in general financial bank or capital market conditions which materially and adversely affect the ability of financial institutions in the United States to extend credit or syndicate loans, which changes would have a material adverse effect on (A) the ability of Parent to perform its obligations under the Offer to Purchase or the Merger Agreement, (B) the business, borrowing capacity, sources of credit, prospects, costs of financing, or financial condition of Scientific Games Corporation, Parent, or Acquisition Sub, either at the time of such adverse changes or prospectively in light of the planned use of funds to purchase Shares of the Company, whether in the Offer, under the Stock Purchase Agreement or pursuant to the Merger."

        2.    Section 4(E)(i) of the Offer Conditions set forth on Appendix I to the Agreement is amended by inserting "materially" immediately after the phrase "modified or changed in a manner".

        3.    Except as provided herein, the Agreement is ratified and confirmed.

        [Signatures on the next page]

        IN WITNESS WHEREOF, Parent, Acquisition Sub and the Company have caused this First Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

SCIENTIFIC GAMES INTERNATIONAL, INC.
By

Name:

Title:

BLUE SUEDE ACQUISITION CORP.
By

Name:

Title:

MDI ENTERTAINMENT, INC.
By

	Name:	Steven M. Saferin
	Title:	Chief Executive Officer

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  EXHIBIT 99(d)(1)-2
FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER